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                                                            Exhibit 23.3



                      [PRICEWATERHOUSECOOPERS LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Prospectus and Registration Statement on Form S-3 of The Providence Gas Company relating to Senior Secured Insured Quarterly Notes, of our report dated February 3, 1998, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".



                                               /s/ PricewaterhouseCoopers LLP
                                               ------------------------------
                                               PricewaterhouseCoopers LLP


January 22, 1999